UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

June 6, 2014 (June 2, 2014)
Date of report (Date of earliest event reported)

HERITAGE GLOBAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

1 Toronto Street, Suite 700, Toronto, Ontario, Canada, M5C 2V6
(Address of Principal Executive Offices)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 2, 2014, Heritage Global Inc. (the “Company”, “we” or “us”) acquired all of the issued and outstanding capital stock (the “Purchased Stock”) of National Loan Exchange, Inc., an Illinois corporation (“NLEX”), from David Ludwig its 100% owner (the “Seller”). The foregoing acquisition was accomplished pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) signed on June 2, 2014 and effective as of May 31, 2014, entered into between the Company, NLEX and the Seller. The purchase price for the Purchased Stock was U.S. $2 million in cash at closing, as adjusted for certain working capital, closing indebtedness and other adjustments. In addition to the cash purchase price, the Purchase Agreement contains an earnout provision pursuant to which the Company will pay Seller 50% of gross revenues of NLEX and its affiliates (minus 50% of certain expenses) for each of the four years following the closing. This amount of this earnout is capped at $5 million in the aggregate. The Purchase Agreement also contains customary terms and conditions contained in agreements of this type, including representations and warranties by both parties and customary indemnification provisions. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Purchase Agreement is a general description only and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01	Other Events

On June 3, 2014, the Company issued the press release attached hereto as Exhibit 99.1 announcing that it had acquired NLEX.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

The financial statements for the business acquired required by this Item, with respect to the NLEX Acquisition described above, will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)	Pro forma financial information.

The pro forma financial information required by this Item, with respect to the NLEX Acquisition described above, will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)	Exhibits

No.	Exhibit

10.1	Stock Purchase Agreement between the Company, NLEX, and David Ludwig, signed on June 2, 2014 and effective as of May 31, 2014.

99.1	Press Release dated June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heritage Global Inc.

Date: June 6, 2014	By:/s/ Stephen A. Weintraub
Name:Stephen A. Weintraub
Title: Chief Financial Officer and
Corporate Secretary